Exhibit 1

FOR IMMEDIATE RELEASE	4 October 2012

WPP PLC (“WPP”)

Notification of Third Quarter Trading Statement

WPP will announce its Third Quarter Trading Statement for the nine months ended 30 September 2012 on Thursday, 25th October 2012.

Contact:

Feona McEwan, WPP

+44 (0)207 408 2204

END